Exhibit 99.1

Press Contacts: IDT Contact: Phil Bourekas Vice President, Marketing Phone: (408) 727-6116 E-mail: bourekas@idt.com	ICS Contact: Justine Lien CFO Phone: 610-630-5300 E-mail: lien@icst.com

IDT AND ICS ANNOUNCE PLAN TO MERGE

$1.7 Billion Transaction Represents Opportunity to Grow Market, Improve Efficiencies

SANTA CLARA, Calif. and NORRISTOWN, Pa., June 15, 2005—Integrated Device Technology, Inc. (“IDT”, NASDAQ: IDTI) and Integrated Circuit Systems, Inc. (“ICS”, NASDAQ: ICST) today announced the signing of a definitive agreement to combine the two companies in a strategic merger. The parties believe that the merger will allow the combined company to increase its ability to service the requirements of its customers and will provide a platform for growth within the communications, computing, and consumer markets.

Under the terms of the merger agreement, which has been unanimously approved by the boards of directors of both companies, ICS stockholders will receive 1.300 shares of IDT common stock and $7.25 of cash for each share of ICS stock. Based on closing prices as of June 15, 2005, this total consideration values ICS at approximately $1.7 billion or $23.54 per share.

“IDT has established a solid reputation for developing vital semiconductor solutions targeting various communications infrastructure applications, including wireline, wireless and enterprise,” said Greg Lang, IDT president and chief executive officer. “Likewise, ICS has excelled in providing timing technology to consumer, PC and DIMM customers. We believe that the merger will enable customers to benefit from a stronger company with a diverse product portfolio and enhanced resources. The merged company will have an outstanding base of technology, customers and talent to pursue growth opportunities in communications, computing, and consumer market segments. Combining our resources will allow us to pursue these opportunities more effectively than we could as separate entities.”

“From a financial perspective, the transaction will be accretive to IDT’s fiscal year 2007 earnings per share,” Lang continued. “IDT’s existing manufacturing infrastructure is an excellent fit to the products and roadmap of ICS; we believe that capturing related efficiencies will allow the combined company to increase its ability to deliver innovative solutions to its customers as well as value to its stockholders.”

“Combining IDT with ICS will allow us to complement our strength in timing devices for consumer and computing customers with IDT’s leadership in a wide range of communications products,” said Hock Tan, president and chief executive officer of ICS. “IDT’s track record of solutions support and its position and technology in the communications market, are a good complement to our timing and circuit expertise. I am confident that the merged company will deliver superior solutions to our customers and value for our stockholders than either company could independently.”

About the Combined Company

Lang will serve as president and chief executive officer of the combined company and Tan will assume the role of chairman of the board of the combined company, with an executive role in the integration of ICS with IDT. The board of directors of the combined company will have nine members, with IDT designating five directors, including Lang, and ICS designating four directors, including Tan.

For the twelve months ending March 31, 2005, the combined company had revenues of approximately $645 million and generated $86 million in cash flow. The combined company will retain the IDT name and its stock will continue to trade on the NASDAQ national market under the ticker symbol “IDTI”. The merged company will be headquartered in San Jose, Calif.

About the Transaction

Based on the most recent capitalization, current IDT stockholders will own approximately 54 percent and current ICS stockholders will own approximately 46 percent of the combined company. The transaction is subject to customary closing conditions, including shareholder and regulatory approvals, and is expected to be completed in the fall of 2005. IDT and ICS directors and executive officers have entered into voting agreements pursuant to which they have agreed to vote their shares in favor of the transaction.

Morgan Stanley is acting as financial advisor to IDT and Latham & Watkins LLP is acting as legal advisor to IDT with regard to the transaction. Lehman Brothers and Piper Jaffray acted as financial advisor to ICS and Kirkland & Ellis LLP is acting as legal advisor to ICS with regard to the transaction.

Webcast and Conference Call Information

The IDT and ICS merger conference call will take place on June 16, 2005, at 9:00 a.m. EDT. To listen to the conference call via telephone, please call 888-423-3281 (domestic) or 612-332-0802 (international). To listen via the Internet, please visit www.IDT.com. Playback of the conference call will be available June 16, 9:30 AM PDT, and ends on June 23, 2005 at midnite, by calling 800-475-6701 domestically, or 320-365-3844 internationally; use access code: 786166

About IDT

IDT is a global leader in semiconductor solutions for advanced network services. IDT serves communications equipment vendors by applying its advanced hardware, software and memory technologies to create flexible, highly integrated products that enhance the functionality and processing of network equipment. IDT accelerates innovation with products such as network search engines (NSEs), flow-control management (FCM) ICs and its commitment to and products for standards-based serial switching. The portfolio also comprises products optimized for communications applications, including telecom products, FIFOs, multi-ports, and timing solutions. In addition, the product mix includes high-performance digital logic and high-speed SRAMs to meet the requirements of leading communications companies.

About ICS

ICS is a world leader in the design, development, and marketing of silicon timing devices for communications, networking, computing, and digital multimedia applications. The company is headquartered in Norristown, PA, with key facilities in San Jose, CA; Tempe, AZ; Worcester, MA; and Singapore. For more information, visit the company’s web site at: http://www.icst.com.

Safe Harbor Statement

This release contains, in addition to statements of historical fact, certain forward-looking statements. These forward-looking statements relate to the proposed merger and the combined company and involve risk and uncertainty. Actual results could differ from those currently anticipated due to a number of factors, including those mentioned in documents filed with the SEC by both IDT and ICS. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. There can be no assurance as to the timing of the closing of the merger, or whether the merger will close at all, or that the expected synergies and cost savings will be realized. Factors that could cause results to differ from expectations include: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of IDT and ICS stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; transaction costs; the level of market demand for the products of the companies; competitive pressures; economic conditions in the U.S. and other countries where the companies operate; information technology spending; technological obsolescence; industry competition; and other specific factors discussed in IDT’s and ICS’s most recent Annual Reports on Form 10-K and IDT’s and ICS’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. IDT and ICS assume no responsibility to update any forward-looking statements as a result of new information or future developments.

Participants in the Transaction

IDT, ICS and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from their respective stockholders with respect to the proposed transaction. Information about the directors and executive officers of IDT and their ownership of IDT shares is set forth in the proxy statement for IDT’s 2004 annual meeting of stockholders. Information about the directors and executive officers of ICS and their ownership of ICS stock is set forth in the proxy statement for ICS’s 2004 annual meeting of stockholders. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there by any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Additional Information And Where To Find It

IDT and ICS intend to file a registration statement on Form S-4 containing a joint proxy statement/prospectus in connection with the transaction. Investors and security holders are urged to read these filings when they become available because they will contain important information about the transaction described herein. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by IDT by contacting IDT Investor Relations. Investors and security holders may obtain free copies of the documents filed by ICS by contacting ICS Investor Relations.

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